EXHIBIT 99.2

                               REVOCABLE PROXY

                             FIRST BANCORP, INC.
                        ANNUAL MEETING OF SHAREHOLDERS
                                March 30, 1999

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoints Dorothy Benson and Kay Gichard, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares of common stock of First Bancorp, Inc. (the "Company") at the Annual Meeting to be held on March 30, 1999, and any adjournments thereof, with all powers the undersigned would possess if personally present, with respect to the following:

1. Election of directors.  [ ] FOR all nominees     [ ] WITHHOLD AUTHORITY
                               listed below (except     to vote for all nominees
                               as marked to the         listed below
                               contrary below

INSTRUCTION: To withhold authority to vote for any individual, strike a line through the nominee's name below.

   Nominees for election for three-year terms:

   William G. Moran, Sr.
   Joseph M. Moran
   Ernest J. Anderes

   Nominee for election for a two-year term:

   Kay D. Sims


2. Plan of Reorganization. If approved, the Company would merge with Newco Alaska, Inc. for the purpose of becoming an S corporation.

          FOR  [ ]        AGAINST  [ ]          ABSTAIN  [ ]

3. Other Matters. At the discretion of the proxy holder, on such other business as may properly come before the meeting and any adjournments thereof.

The shares represented by this proxy will be voted as specified above, but if no specification is made, this proxy will be voted FOR the election of all nominees and FOR the Plan of Reorganization. The proxies may vote in their discretion as to other matters which may come before the meeting.

Number of Shares Held:________________


Dated: _______________________, 1999


                                          Please  date  and  sign  exactly  as
                                          your  name  appears  on  your  stock
                                          certificate(s)  (which should be the
                                          same  as the  name  on  the  address
                                          label on the  envelope in which this
                                          proxy  was sent to  you),  including
                                          designation  as  executor,  trustee,
                                          etc., if  applicable.  A corporation
                                          must    sign   its   name   by   the
                                          president   or   other    authorized
                                          officer.  All co-owners must sign.